As filed with the Securities and Exchange Commission on May 22, 2002
                                                      Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                       NEW CENTURY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                              -------------------

              Delaware                                       33-0683629
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                      18400 Von Karman Avenue, Suite 1000
                            Irvine, California 92612
                    (Address of principal executive offices)
                              -------------------

            NEW CENTURY FINANCIAL CORPORATION 1995 STOCK OPTION PLAN
                            (Full title of the plan)
                              -------------------

                                Brad A. Morrice
              Vice Chairman, President and Chief Operating Officer
                       New Century Financial Corporation
                      18400 Von Karman Avenue, Suite 1000
                            Irvine, California 92612
                    (Name and address of agent for service)
                              -------------------

  Telephone number, including area code, of agent for service: (949) 440-7030
                              -------------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                   Proposed       Proposed
                                   maximum        maximum
Title of           Amount          offering       aggregate        Amount of
securities         to be           price          offering         registration
to be              registered      per unit       price            fee
registered
-------------------------------------------------------------------------------

Common Stock,      2,000,000(1)    $25.87(2)    $51,740,000(2)     $4,761(2)
par value $0.01    shares
per share

-------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the New Century Financial Corporation 1995 Stock Option Plan, as amended (the "Plan"), may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 16, 2002, as reported on the Nasdaq National Market System.

     The Exhibit Index for this Registration Statement is at page 6.
===============================================================================

                                     PART I
                                     ------

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                                    -------

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
-------     -----------------------------------------------

      The following documents of New Century Financial Corporation (the "Company") filed with the Commission are incorporated herein by reference:

(a) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on August 1, 1997 (registration number 333-32709).

(b) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on May 27, 1998 (registration number 333-53665).

(c) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on July 30, 1999 (registration number 333-84049).

(d) The Registration Statement on Form S-8 of the Company relating to the Plan filed with the Commission on March 2, 2001 (registration number 333-56514).


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
-------     --------------------------------------

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stergios Theologides, Esq. Mr. Theologides is the Senior Vice President, General Counsel and Secretary of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.


ITEM 8.     EXHIBITS
-------     --------

      See the attached Exhibit Index at page 6.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 22 day of May, 2002.



                                    By:  /S/ BRAD A. MORRICE
                                        ---------------------
                                        Brad A. Morrice
                                        Vice Chairman, President
                                        and Chief Operating Officer


                               POWER OF ATTORNEY
                               -----------------

      Each person whose signature appears below constitutes and appoints Robert
K. Cole and Brad A. Morrice, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                        TITLE                    DATE
     ---------                        -----                    ----


/S/ ROBERT K. COLE          Chairman of the Board and      May 22, 2002
----------------------      Chief Executive Officer
Robert K. Cole              (Principal Executive
                            Officer)


/S/ BRAD A. MORRICE          Vice Chairman, President       May 22, 2002
----------------------      and Chief Operating
Brad A. Morrice             Officer and Director


/S/ EDWARD F. GOTSCHALL     Vice Chairman, Chief            May 22, 2002
----------------------      Financial Officer and
Edward F. Gotschall         Director (Principal
                            Financial and Accounting
                            Officer)

     SIGNATURE                        TITLE                    DATE
     ---------                        -----                    ----


/S/ FREDRIC J. FORSTER       Director                       May 22, 2002
----------------------
Fredric J. Forster


/S/ MICAHEL M. SACHS         Director                       May 22, 2002
----------------------
Michael M. Sachs


/S/ TERRENCE P. SANDVIK      Director                       May 22, 2002
----------------------
Terrence P. Sandvik


/S/ RICHARD A. ZONA          Director                       May 22, 2002
----------------------
Richard A. Zona

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number              Description of Exhibit
------              ----------------------

4. New Century Financial Corporation 1995 Stock Option Plan (Amended and Restated May 30, 1997) (Composite Plan document reflecting Amendments to the Plan approved by shareholders May 18, 1998, May 17, 1999, May 15, 2000, May 15, 2001, and Amendments approved by the Board of Directors on November 29, 2000 and March 26, 2002).*

5.      Opinion of Counsel (opinion re legality).

23.1    Consent of KPMG LLP (Consent of Independent Auditors).

23.2    Consent of Counsel (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").

* Filed as Exhibit A to the Company's Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the Commission on April 4, 2002 (SEC File No. 000-22633) and incorporated herein by this reference.